Exhibit 99.1

On August 12, 2010, the Securities and Exchange Commission declared effective our registration statement on Form S-11 (registration number 333-164313, the “Registration Statement”) for our offering of a minimum of 250,000 and a maximum of 180,000,000 shares of our common stock which is offered by the dealer manager on a “reasonable best efforts” basis. THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES FOR THE COMPANY’S EXISTING STOCKHOLDERS ONLY. This communication shall not be used as, nor constitute, marketing or sales materials in connection with a sale of the Company’s securities offered pursuant to the Registration Statement. This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities offered by the Company pursuant to the Registration Statement. The offering of the Company’s securities will be made only by means of a prospectus which is a part of the Registration Statement.

COMMUNICATION FOR BROKER DEALERS AND FINANCIAL ADVISORS AFFILIATED WITH THE PHILLIPS EDISON-ARC SHOPPING CENTER REIT INC. SELLING GROUP WHO HAVE CLIENTS INVESTED IN THE COMPANY

Dear Financial Advisor,

We are pleased to attach for your reference the Phillips Edison-ARC Shopping Center REIT Inc. (“PE-ARC”) 2011 annual report and proxy materials mailed to stockholders of record as of Friday, April 13, 2012. These materials have been forwarded to stockholders in connection with the PE-ARC 2012 Annual Meeting of Stockholders to be held on Wednesday, July 11, 2012 (the “Annual Meeting”). Stockholders are being asked to vote their shares for matters referenced in the proxy, including the election of directors. Stockholders may vote by returning the completed proxy card in the postage paid envelope provided.

PE-ARC must receive votes representing at least 50% of outstanding shares on or prior to July 11, 2012 in order to reach a quorum at the Annual Meeting. If necessary, PE-ARC may contact stockholders directly prior to the Annual Meeting in order to secure the requisite number of votes. Please encourage your clients to vote should they contact you regarding the proxy.

The PE-ARC proxy may also be found at the following hyperlink:

http://sec.gov/Archives/edgar/data/1476204/000120677412001725/phillipsedison_def14a.htm

We appreciate your continued support and any assistance you may provide in connection with your clients voting their proxy at their earliest convenience.

Please feel free to call us at 877-373-2522 with any questions that you have on these materials.

Sincerely,

Edward M. Weil, Jr.	Louisa Quarto
Chief Executive Officer, Realty Capital Securities, LLC	President, Realty Capital Securities, LLC